Exhibit 10.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of September 13, 2017, by and between RiceBran Technologies, a California corporation (the “Company”), and Continental Grain Company, a Delaware corporation (including its successors and assigns, the “Investor” and, together with the Company, the “Parties” and each, individually, a “Party”).

WHEREAS, upon the terms and condition stated in the Agreement and pursuant to Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506(b) promulgated thereunder, the Investor wishes to purchase, and the Company wishes to sell and issue to the Investor, shares of the Company’s common stock, no par value (the “Common Stock”), at a purchase price of $1.0783 per share (the “Per Share Purchase Price”); and

WHEREAS, at the Closing (as defined below), the Parties shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act (as defined below) and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Purchase and Sale of Common Stock.On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase and the Company hereby agrees to sell and issue to the Investor, Two Million, Six Hundred Fifty-Four Thousand, Seven Hundred Thirty-Two (2,654,732) shares of Common Stock (the “Shares” or the “Securities”) in exchange for an aggregate purchase price of Two Million, Eight Hundred Sixty-Two Thousand, Five Hundred Ninety-Seven and 52/100 Dollars ($2,862,597.52), representing the Per Share Purchase Price multiplied by the number of Shares (the “Purchase Price”).

2.             Purchase Price. At the Closing, the Investor shall pay the Purchase Price to the Company in exchange for the Shares to be issued to and purchased by the Investor.  At the Closing, the Investor shall fund the Purchase Price by wire transfer of immediately available funds to the account specified in writing by the Company at least one (1) Business Day prior to the Closing.

3.             The Closing.The purchase and sale of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, simultaneously with the execution of this Agreement, subject to the satisfaction or, to the extent permitted by applicable law, waiver of all conditions to the obligations of the Parties set forth in Section 4, or at such other place or at such other time or date as the Parties mutually may agree in writing.  At the Closing, the Company shall deliver to the Investor:(i) this Agreement duly executed by the Company; (ii) a photocopy or other evidence certified by an officer of the Company of a certificate registered in the Investor’s name representing the Shares, and (iii) the Registration Rights Agreement duly executed by the Company.At the Closing, the Investor shall deliver to the Company (i) this Agreement duly executed by the Investor; (ii) the Registration Rights Agreement duly executed by the Investor; (iii) the Purchase Price in accordance with Section 2, and (iv) the Selling Stockholder Questionnaire attached as Annex B to the Registration Rights Agreement.  The day on which the Closing takes place is referred to as the “Closing Date.”

4.             Closing Conditions; Certain Covenants.

4.1          Conditions to the Investor’s Obligations.The obligation of the Investor to purchase the Shares on the Closing Date as provided herein is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions, any of which may, to the extent permitted by applicable law, be waived by the Investor:

(a)           Representations and Warranties.

(i)         The representations and warranties of the Company contained in this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect (as defined below), which representations and warranties as so qualified shall be true and correct in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date.

(ii)         The Fundamental Representations shall be true and correct in all respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)          Officer’s Certificate.  The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions in Section 4.1(a) and Section 4.1(h).

(c)          Registration Rights Agreement.  The Company shall have duly executed and delivered the Registration Rights Agreement to the Investor.

(d)          No Actions.No federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) shall have enacted, issued, promulgated, instituted, threatened, enforced or entered any law, rule, judgment, injunction, order, decree, Proceeding, regulation or legislation that is then in effect, and no Proceeding shall have been initiated by any Governmental Authority the intent of which, in each case, is to enjoin, restrain, condition, limit, make illegal or otherwise prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e)           Deliverables.  At the Closing, the Company shall have tendered to the Investor the appropriate deliverables as set forth herein.

(f)           Proceedings and Documents.All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

(g)           No Delisting.  No stop order or suspension of trading shall have been imposed by The NASDAQ Stock Market, the Commission or any other Governmental Authority with respect to the public trading of the Common Stock.

(h)           No Material Adverse Effect.  There shall have been no Material Adverse Effect since January 1, 2017.

4.2           Conditions to the Company’s Obligations.The obligation of the Company to sell and issue the Shares to the Investor on the Closing Date as provided herein is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions, any of which may, to the extent permitted by applicable law, be waived by the Investor:

(a)           Representations and Warranties.The representations and warranties of the Investor contained in this Agreement (other than Sections 6.2 and 6.3) shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.The representations of the Investor contained in Sections 6.2 and 6.3 shall be true and correct in all respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)           Purchase Price.At the Closing, the Investor shall have tendered the Purchase Price to the Company.

(c)           Registration Rights Agreement.The Investor shall have duly executed and delivered the Registration Rights Agreement to the Company.

(d)           Deliverables.At the Closing, the Investor shall have tendered to the Company the appropriate deliverables as set forth herein.

(e)           No Actions.No Governmental Authority shall have enacted, issued, promulgated, instituted, threatened, enforced or entered any law, rule, judgment, injunction, order, decree, Proceeding, regulation or legislation that is then in effect, and no Proceeding shall have been initiated by any Governmental Authority the intent of which, in each case, is to enjoin, restrain, condition, limit, make illegal or otherwise prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(f)           Proceedings and Documents.All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.3          Securities Law Disclosure; Publicity.The Company shall (a) by 9:00 a.m. (New York City time) on the Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby in the form approved by the Parties prior to the Closing and (b) file a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents (as defined below) as exhibits thereto, within the time required by the 1934 Act.From and after the issuance of such press release, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any public statement without the prior consent of the other Party, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior written notice of such public statement or communication.

4.4          Legends.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws.In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Investor under this Agreement and the Registration Rights Agreement.

(b)          The Investor understands that, except as provided below, the stock certificates evidencing the Shares may bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF EITHER (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN EXEMPTION FROM THE RESTRICTIONS ON TRANSFERABILITY AND RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)          The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

(d)          The Company agrees that, following the Effective Date or at such time as such legend is not required pursuant to this Section 4.4, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing the Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends.The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 4 unless agreed to by the Investor or if required by law.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System, as directed by the Investor.

5.             Representations and Warranties of the Company.  Except as set forth in the disclosure schedules separately delivered to the Investor concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules are referenced below as “Schedules” and shall be deemed a part hereof and shall qualify the representations otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investor:

5.1          Subsidiaries, Organization, Good Standing and Qualification.

(a)           Exhibit 21 to the 10-K sets forth a correct and complete list of all of the direct and indirect subsidiaries of the Company, and the Company’s ownership interest therein. Except as set forth on Schedule 5.1(a), the Company owns, directly or indirectly, its capital stock or other equity interests of each Subsidiary free and clear of all Liens, and, except as Previously Disclosed, all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(c)           Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.  No Proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

5.2          Capitalization and Voting Rights.The authorized capital of the Company as of the date hereof consists of (i) 50,000,000 shares of Common Stock, of which 13,728,743 shares of Common Stock were issued and outstanding as of September 1, 2017, and (ii)20,000,000 shares of Preferred Stock, no par value per share (the “Preferred Stock”), of which none are presently issued and outstanding.No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.Except as Previously Disclosed, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  The issuance and sale of the Securities will not (a) obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investor), (b) result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, redemption or reset price under any of such securities or (c) accelerate any exercise, conversion, exchange or redemption rights of any holder of Company securities.  Except as Previously Disclosed, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.  The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as Previously Disclosed, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

5.3          Authorization; Enforcement.All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale and issuance of the Shares have been taken on or prior to the date hereof and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection with the consummation of the transactions contemplated by the Transaction Documents.This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly and validly authorized, executed and delivered by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.4          Valid Issuance.The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

5.5          Offering.Assuming the accuracy of the Investors’ representations set forth in Section 6 of this Agreement, the offer and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the qualification or registration requirements of state securities laws or other applicable blue sky laws.Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

5.6          Public Reports.The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act or 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (such materials, including all exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Public Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Public Reports prior to the expiration of any such extension.  As of their respective dates, the Public Reports complied in all material respects with the requirements of the 1933 Act and 1934 Act, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary in order to make any statement therein, in light of circumstances under which they were made, not misleading.  The financial statements included within the Public Reports for the fiscal year ended December 31, 2015, for the fiscal year ended December 31, 2016 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP.The Financial Statements fairly present, in all material respects, the financial condition and operating results and cash flows of the Company and its consolidated Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7          Compliance With Laws.Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters except, in each case, as could not have or reasonably be expected to result in a Material Adverse Effect.

5.8          Violations.The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection herewith and therewith, does not and will not result in or constitute any of the following:(a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries; (b) a violation of any provisions of any applicable law, rule, regulation, order, judgment, injunction or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or their respective assets or properties are bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company or any Subsidiary; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company or any of its Subsidiaries.

5.9          Consents; Waivers.No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required, and, except for the filings contemplated by Section 7.4, the Company is not required to give any notice to, or make any filing or registration with, any Person, in each case, in connection with the execution, delivery and performance of the Transaction Documents by the Company or the consummation by the Company of the transactions provided for therein.

5.10        Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities.The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

5.11        Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Subsidiaries have established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

5.12        Absence of Litigation.  Except as Previously Disclosed, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective assets or properties before or by any court, public board, arbitrator, governmental or administrative agency, regulatory authority, self-regulatory organization or body which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (b) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 5.12, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Except as set forth on Schedule 5.12 or as Previously Disclosed, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.

5.13        Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and the Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to and in accordance with existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

5.14        Intellectual Property.The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as Previously Disclosed as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or could not reasonably be expected to have a Material Adverse Effect.To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual property rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.15        Registration Rights.Except as set forth on Schedule 5.15 and other the Investor, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

5.16        Disclosure.All of the disclosure materials furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.The press releases disseminated by the Company during the twelve months preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.17        No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, neither the Company, nor any of its Affiliates, executive officers or directors, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

5.18        Solvency.Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and currently planned capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  For purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness for borrowed money of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

5.19        Regulation M Compliance.The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

5.20        Title to Assets.  The Company and the Subsidiaries owns or leases all such assets and properties as are necessary to the conduct of their business as presently operated and as proposed to be operated. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except for such Liens that do not (individually or in the aggregate) materially affect the value of such property and do not materially interfere with the use made and proposed be made of such property by the business or prospects of the Company and the Subsidiaries.  Any real property, buildings or facilities held under lease or sublease by the Company or the Subsidiaries are held by them under valid, subsisting and enforceable leases (i) with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property, buildings or facilities by the Company or the Subsidiaries and (ii) with which the Company or the Subsidiaries, as applicable, are in compliance. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

5.21        Taxes.  The Company and its Subsidiaries have, in each case, accurately prepared and made or filed all federal, state, foreign, local and other tax returns that are required to be made or filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary, as applicable, is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its Subsidiaries federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, neither the Company nor any of its Subsidiaries has incurred any liability for taxes other than in the ordinary course of its business and for which appropriate reserves have been made on the books and records of the Company.  There is no tax Lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries.

5.22        Employee Relations.  No labor dispute with or disturbance by the employees of the Company currently exists or, to the Company’s knowledge, is likely to occur.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.23        Foreign Corrupt Practices; Money Laundering; OFAC.

(a)           Neither the Company nor any Subsidiary, nor any director, officer, or employee thereof, nor any agent or other Person acting on behalf of the Company has: (i) directly or indirectly, used any funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, agent, representative or employee or to any foreign or domestic political parties or campaigns; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any analogous or similar rule, law, regulation of any non-U.S. jurisdiction; (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official, agent, representative or employee or (v) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf) which is in violation of law.

(b)          The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements and money laundering statutes of the United States (including the Currency and Foreign Transactions Reporting Act of 1970, as amended) and all other jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Subsidiary, threatened.

(c)           Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary nor any customer, supplier or other third-party with whom the Company or any Subsidiary has business relations with, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.24        Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.25        Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as Previously Disclosed, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.26        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Purchase Price.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.27        Transactions With Affiliates and Employees.  Except as Previously Disclosed, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company in the ordinary course of business and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

5.28        Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to agreements entered into by the Investor, which fees or commission shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents due to an arrangement or agreement made by the Company.

5.29        Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

5.30        Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as Previously Disclosed, The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

5.31        Application of Takeover Protections; Rule 16b-3.  The Company and the Board of Directors have taken all necessary action, if any, (a) in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities and (b) in order to cause the sale of the Securities hereunder to be exempt from the short swing profit disgorgement provisions of Section 16(b) of the 1934 Act for any director (including any person who may be considered a “director by deputization”) who may have a direct or indirect pecuniary interest in the Securities.

5.32        No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Investor within the meaning of Rule 501 under the Securities Act.

5.33        No Disagreements with Accountants and Lawyers.  To the knowledge of the Company, there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

5.34        FDA.  There is no pending, completed or, to the Company’s knowledge, threatened, Proceeding (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Authority, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

5.35        Form S-3 Eligibility.  The Company is eligible to register the resale of the Securities for resale by the Investor on Form S-3 promulgated under the 1933 Act.

5.36        Stock Option Plans.  Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

6.             Representations and Warranties of the Investor.The Investor hereby represents, warrants and covenants that:

6.1          Organization; Authorization.The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

6.2          No Public Sale or Distribution. The Investor is acquiring the Shares for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act.The Investor is acquiring the Securities hereunder in the ordinary course of its business.The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a Governmental Authority including any department or agency thereof (each, a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities (this representation and warranty shall not limit in any way the Investor’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

6.3          Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.4          Reliance on Exemptions.The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

6.5          Information.  The Investor and its advisors, if any, have had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Public Reports.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6          No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.7          Validity; Enforcement; No Conflicts. This Agreement and each other Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and, when delivered in accordance with the terms hereof and thereof, shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational documents of the Investor, as applicable, or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (b) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

7.             Other Agreements of the Parties.

7.1          Public Information.  Until the earliest of the time that the Investor no longer owns any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act.

7.2          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.3          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Investor.

7.4          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

7.5          Use of Proceeds.The Investor acknowledges that the Company will use the proceeds received from the purchase of the Shares for general working capital purposes.

7.6          Director Election and Appointment.

(a)          From and after the Closing and until the time that the Investor no longer owns any Securities, in connection with each annual or special meeting of the Company’s stockholders at which members of the Board of Directors are to be elected, or any written consent of the Company’s stockholders pursuant to which members of the Board of Directors are to be elected (each such meeting or consent, an “Election Meeting”), the Investor shall have the right to designate for nomination one (1) Investor Designee.

(b)          If the number of seats for directors on the Board of Directors is increased, then the number of Investor Designees that the Investor can designate for nomination by the Board of Directors shall be adjusted upward (rounded to the nearest whole number), as the case may be, such that the proportional representation of the Investor Designee(s) on the Board of Directors (assuming all Investor Designee(s) are elected or re-elected to the Board of Directors) would be as similar as possible to the proportional representation of the Investor Designee(s) on the Board of Directors if the number of seats for directors on the Board of Directors had remained the same as it is on the date hereof.

(c)          In the case of any Election Meeting that is an annual meeting of the Company’s stockholders, the Investor shall give written notice to the Board of Directors of the applicable Investor Designee no later than the date that is sixty (60) days prior to the first anniversary of the prior year’s annual meeting of Company’s stockholders.  In the case of any Election Meeting that is a special meeting of Company stockholders or in connection with any proposed written consent of the Company stockholders pursuant to which members of the Board of Directors are to be elected or appointed, the Investor shall give written notice to the Board of Directors of the applicable Investor Designee(s) no later than the later of sixty (60) days before such special meeting and the tenth day after which the notice of such special meeting was made by mail or public disclosure to the Company stockholders.  In the case of any Replacement (as defined below), the Investor shall give written notice to the Board of Directors of each such Replacement as promptly as reasonably practicable following the event giving rise to such replacement as set forth in Section 7.6(g).  Any written notice delivered by the Investor pursuant to this Section 7.6(c) is referred to herein as a “Designation Notice.”

(d)          Each Investor Designee (or any Replacement thereof) must be an individual who is reasonably acceptable to the Board of Directors applying the Company’s standard practices and the same considerations to the Investor Designee as would be applied by the Board of Directors to any other director appointee, nominee or applicant.  If the Board of Directors does not object in writing to any Investor Designee named in a Designation Notice within twenty (20) days of receipt thereof, then such Investor Designee shall be deemed to be reasonably acceptable to the Board of Directors.  If, within twenty (20) days of the Board of Directors’ receipt of any Designation Notice, the Board of Directors determines that any Investor Designee named therein is not reasonably acceptable to the Board of Directors, then the Board of Directors shall promptly provide the Investor with written notice of the reason for such determination.  Thereafter, the Board of Directors and the Investor shall cooperate in good faith so that the Investor may designate one or more replacement Investor Designees until one such individual is deemed reasonably acceptable to the Board of Directors.  The Company shall take all actions reasonably necessary or appropriate (including delaying for a reasonable period of time any applicable Election Meeting) to ensure that the Investor may designate any designee to which it is entitled under this Section 7.6 and each such Investor Designee is presented for nomination or appointment at each applicable Election Meeting.

(e)           If the Investor fails to give proper notice of any nomination of any Investor Designee in a timely manner for any Election Meeting, then the Investor shall be deemed to have nominated the incumbent Investor Director in a timely manner; provided, that if there is no incumbent Investor Director for the applicable seat on the Board of Directors to which the Investor is entitled to designate a director pursuant to this Section 7.6, then the Company and the Investor shall use their respective commercially reasonable efforts to mutually agree on a designee such that an Investor Designee is appointed to any seat to which an Investor Designee may be nominated under this Section 7.6.

(f)           The Company and the Board of Directors shall cause each Investor Designee designated in accordance with this Section 7.6 to be included in management’s slate of nominees for the elections of directors at each applicable Election Meeting occurring after the Closing.  The Company agrees to use its reasonable best efforts to, and to use reasonable best efforts to cause the Board of Directors to, cause the election of each applicable Investor Designee to the Board of Directors at each Election Meeting, including by, to the extent permitted by applicable law, recommending the Company’s stockholders to vote in favor of the election of each such Investor Designee, soliciting proxies in respect thereof and otherwise supporting each such Investor Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

(g)          If any Investor Designee (i) dies, is incapacitated or is otherwise unable to serve as a nominee for appointment on or after the Closing Date or for election as a member of the Board of Directors or to serve as such a director, for any reason, (ii) is removed (upon death, resignation or otherwise) or fails to be elected at an Election Meeting as a result of such Investor Designee failing to receive a plurality of the votes cast, or (iii) is to be substituted by the Investor (with the relevant Investor Designee’s consent and resignation) for election at an Election Meeting, then, in each such case, the Investor shall have the right to submit the name of a replacement for each such Investor Designee (each, a “Replacement”) to the Board of Directors for its reasonable approval (subject to the same terms and procedures set forth in subclause (d) above), and who shall, if so approved, serve as a nominee for election as a director or serve as a director in accordance with the terms of this Section 7.6 as if such Replacement was the initial Investor Designee.  In the case of any such Replacement of a director who was already serving on the Board of Directors immediately prior to such director’s death, resignation or removal, then the Company shall cause the Company directors remaining in office at such time to appoint any such Replacement of such director to the Board of Directors as promptly as practicable following the Investor’s delivery of a Designation Notice with respect thereto and compliance with the terms and procedures set forth in Section 7.6(d).  For each proposed Replacement that is not approved by the Board in accordance with Section 7.6(d), the Investor shall have the right to submit another proposed Replacement to the Board of Directors for its approval on the same basis as set forth in the immediately preceding sentence.  The Investor shall have the right to continue submitting the name of proposed Replacement(s) to the Board of Directors for its approval until the Board of Directors approves a Replacement to serve as a nominee for election as a member of the Board of Directors or to serve as such a director, as applicable, whereupon such person will be appointed as the Replacement.

8.             Indemnification.  Subject to the provisions of this Section 8, the Company will indemnify and hold the Investor and its Affiliates and each of their respective officers, directors, agents, members, managers, control persons, shareholders, partners and employees and agents (each, an “Investor Indemnified Party”) harmless from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Indemnified Party may suffer or incur as a result of or relating to (i) any breach of any of the representations or warranties made by the Company in this Agreement or in the other Transaction Documents, (ii) any breach of any of the covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (iii) any Proceeding instituted against the Investor Indemnified Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such Proceeding is based upon a breach of the Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such stockholder (including but not limited to any such agreements or understandings Investor may have entered into with LF-RB Management, LLC), or any knowing violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes gross negligence, willful misconduct or malfeasance).  If any Proceeding shall be brought against any Investor Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Indemnified Party.  Any Investor Indemnified Party shall have the right to employ separate counsel in any such Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Indemnified Party except to the extent that (a) the employment thereof has been specifically authorized by the Company in writing, (b) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such Proceeding there is, in the reasonable opinion of such separate counsel, a conflict on any material issue between the position of the Company and the position of such Investor Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Investor Indemnified Party under this Agreement (y) for any settlement by an Investor Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within thirty days of when bills relating to indemnifiable amounts are received by the Company.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.  Notwithstanding anything herein to the contrary, in no event shall the Company be liable to the Investor pursuant to Section 8(i) above for more than the Purchase Price.

9.             Miscellaneous

9.1          Successors and Assigns.Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities).The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger).  The Investor may assign any or all rights under this Agreement and the Registration Rights Agreement to any Person to whom the Investor assigns or transfers any Securities, provided, that, such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Investor.

9.2          No Third-Party Beneficiaries.  Except as otherwise set forth in Section 8 and this Section 9.2, nothing in this Agreement is intended to confer upon any party, other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.3          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.4          Titles and Subtitles.The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5          Notices.All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:(a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.All communications shall be sent to (a) in the case of the Company to RiceBran Technologies, 2928 Ramco Street, Suite #120, West Sacramento, California 95961, with a copy (which shall not constitute notice) to Weintraub Tobin Chediak Coleman Grodin, 400 Capitol Mall,  11th Floor, Sacramento, California, Attention: Christopher V. Chediak, Esq.; Fax#: (916) 446-1611 or (b) in the case of the Investor, to the address as set forth on the signature page of the Investor attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

9.6          Amendments and Waivers.No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Investor.

9.7          Severability.If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.8          Entire Agreement.This Agreement and the other Transaction Documents together with the exhibits and schedules thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to the such matters, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

9.9          Counterparts.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.10        Interpretation.Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” (d) references to “hereunder” or “herein” relate to this Agreement and (e) “or” is used in the inclusive sense of “and/or”.

9.11        Remedies.In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents.The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.12        Fees and Expenses.Except as expressly set forth in the Transaction Documents to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

9.13        Survival.  The representations, warranties, covenants and agreements contained herein shall survive the Closing and the delivery of the Securities.

9.14        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

9.15        Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

9.16        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

9.17        Construction.  The parties agree that each of them or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

10.          Additional Defined Terms.In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 10:

10.1         “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

10.2         “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.  Notwithstanding anything to the contrary in this Agreement, the Company and its Affiliates (other than the Investor and its Affiliates) shall not be deemed to be Affiliates of the Investor or any of its respective Affiliates.

10.3         “Board of Directors” means the board of directors of the Company.

10.4         “Business Day” means any day except any Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or other governmental action to close.

10.5         “Commission” means the United States Securities and Exchange Commission.

10.6         “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

10.7         “Director” means a director of the Company.

10.8         “Effective Date” means the earliest of the date that (i) the initial Registration Statement has been declared effective by the Commission, (ii) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (iii) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the 1933 Act without volume or manner-of-sale restrictions.

10.9         “Fundamental Representations” means Sections 5.1 (Organization, Good Standing and Qualification), 5.2 (Capitalization and Voting Rights), 5.3 (Authorization, Enforcement), 5.4 (Valid Issuance), 5.5 (Offering), 5.8 (Violations), 5.9 (Consents, Waivers), 5.28 (Certain Fees) and 5.36 (Form S-3 Eligibility).

10.10       “Investor Designee” means the individual selected by the Investor for nomination as a Director in accordance with Section 7.6, it being acknowledged and agreed that the initial Investor Designee is Mr. Ari Gendason, a current Director.

10.11       “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

10.12       “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

10.13       “Previously Disclosed” means information publicly disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (excluding any risk factor disclosures contained in any such documents and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

10.14       “Proceeding” means an action, claim, suit, investigation, inquiry, notice of violation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

10.15       “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

10.16       “Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

10.17       “Rule 144” means Rule 144 as promulgated by the Commission under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

10.18       “Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21 to the 10-K and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

10.19       “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

10.20       “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB Marketplace or the OTC Bulletin Board (or any successors to any of the foregoing).

10.21       “Transaction Documents” means this Agreement, the Registration Rights Agreement and any other document, instrument, certificate or agreement entered into in connection herewith or therewith.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY:

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Name: Robert Smith, Ph.D.
Title: Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

CONTINENTAL GRAIN COMPANY

By:	/s/ Ari Gendason
	Name:	Ari Gendason
	Title:	Senior Vice President – Corporate Investments

Address for Notices:

Continental Grain Company
767 Fifth Avenue – 15th Floor
New York, NY 10153-0028
Attention:	Michael R. Mayberry
Senior Vice President - Legal
Email:	michael.mayberry@conti.com
FAX:	(212) 207-5381

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Steven J. Williams
Email:	swilliams@paulweiss.com
FAX:	(212) 492-0257

[Signature Page to Common Stock Purchase Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

A-1